Exhibit 10.7
PROPOSAL

SCHUELLER CONSTRUCTION CO.	Date
506 Tahoe Court	9/1/2006
Farley, Iowa 52046
Phone 563-744-3254
Proposal submitted to:
Western Dubuque Biodiesel
10749 Jamesmeier Rd
Farley, IA 52046
Administration Building
We hereby submit specifications and estimates for:
Administration Building

Total Building & Parking Area	$320,000.00

Lift Station & Force Main	$7,500.00
Scale Walls & Walks	$5,500.00
3 Street Lites	$3,600.00
Extra Entry Door	$1,220.00

Payment To Be Made Upon Request
We propose hereby to furnish material and labor – complete in accordance with The above specifications for the sum of
This Proposal May Be Withdrawn if Not Accepted In                      Days

All material is guaranteed to be as specified. All work to be completed in a workmanlike manner according to standard practices. Any attention or deviation from above specifications involving extra costs will become an extra charge over and above the estimate. All agreements contingent upon strikes, accidents or delays beyond our control. Owner to carry fire, tornado and other necessary insurance. Our workers are fully covered by Workmen’s Compensation insurance.
Authorized signature /s/ William G. Schueller

Acceptance of proposal – The above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.
Signature /s/ Joyce Jarding

Date of acceptance: 9/15/06	Signature